EXHIBIT 99.1

VolitionRx Secures $2.0 Million in Funding

HENDERSON, Nev., January, 8, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that it has entered into an amended and restated securities purchase agreement (the “Amended Agreement”) with Lind Global Asset Management XII LLC (the “Investor”), an investment fund managed by The Lind Partners, a New York-based institutional fund manager. Under the Amended Agreement, the Company will receive aggregate gross proceeds of $2,000,000 from the Investor in exchange for the issuance to the Investor of a senior secured convertible promissory note in the principal amount of $2,400,000 (the “2026 Note”), and a five-year common stock purchase warrant to purchase up to 7,000,350 shares of the Company’s common stock at an exercise price of $0.5714 per share (the “2026 Warrant” and, together with the 2026 Note, the “2026 Securities”), subject to the satisfaction of certain closing conditions. As additional consideration to Investor, we have agreed to pay a commitment fee in the amount of $70,000, which shall be paid by deduction from the funding to be received.

As previously reported, on May 15, 2025, the Company and Investor entered into a securities purchase agreement (the “Original Agreement”) pursuant to which the Company issued to the Investor a senior secured convertible promissory note in the principal amount of $7,500,000 (the “2025 Note”) and a common stock purchase warrant to purchase of 13,020,834 shares of common stock (together with the 2025 Note, the “2025 Securities”). The Amended Agreement amends and restates the Original Agreement to provide for the sale and issuance of the 2026 Securities, which issuance and sale is in addition to the previous issuance and sale of the 2025 Securities. The 2025 Note and the 2026 Note are secured by the assets of the Company and its subsidiaries.

The 2026 Note, which does not accrue interest, shall be repaid in eighteen (18) consecutive monthly installments in the amount of $133,333 beginning six months from the issuance date. Investor may elect with respect to no more than two (2) monthly payments to increase the amount of such monthly payment up to $1,000,000 upon notice to the Company. The monthly payments due under the 2026 Note may be made at the Company’s election by the issuance of shares of common stock, cash, or a combination of cash and shares in accordance with the terms of the Note. The outstanding principal under the 2026 Note is convertible into shares of common stock at a price per share of $0.5714.

Pursuant to the Amended Agreement, within 30 days of the closing, the Company is required to prepare and file a registration statement covering the resale of all of the shares of common stock issued or issuable to the Investor upon conversion of the 2026 Note or exercise of the 2026 Warrant.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life- altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

1

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

Media Enquiries

Louise Batchelor, Volition mediarelations@volition.com

+44 (0)7557 774620

Investor Relations

Jeremy Feffer, LifeSci Advisors jfeffer@lifesciadvisors.com

+1-212-915-2568

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the closing of the contemplated offering with the Investor and the amount of aggregate gross proceeds the Company expects to receive in connection therewith. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Forward-looking statements are subject to risks and uncertainties that may cause Volition's actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the offering, and risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. These statements are based on current expectations, estimates and projections about Volition's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™, Nu.Q® and Capture-Seq™ and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to "$" refer to the legal currency of the United States of America.

2